UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2009

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its charter)

Delaware	000-31135	04-3209022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina	27703-8466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 941-9777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Incentive Compensation Recovery (“Clawback”) Policy

On December 18, 2009, the Board of Directors (the “Board”) of Inspire Pharmaceuticals, Inc. (the “Company”) adopted an Executive Incentive Compensation Recovery (“Clawback”) Policy, effective January 1, 2010, pursuant to which the Board shall have the right to recover from the Company’s Section 16 officers (the “Executive Officers”) all or any portion of the Company’s equity compensation awards granted after January 1, 2010 in the event fraud or intentional misconduct committed by such Executive Officer results in a material restatement of the Company’s financial statements.

Additionally, the Board shall have the right to recover from an Executive Officer that portion of his or her cash incentive compensation paid after January 1, 2010 that is directly related to erroneous performance results that were subsequently corrected in connection with such financial statement restatement.

The policy will not apply to any equity compensation or bonus compensation after the third anniversary of (i) the date on which such cash compensation was paid, and (ii) the date on which such equity compensation was granted.

Equity Compensation Grant Policy

On December 18, 2009, the Board also amended the Company’s Equity Compensation Grant Policy with respect to the Company’s allocation of retention grants to Executive Officers. Commencing with the first annual grant in 2010, unless otherwise specifically determined by the Board or the Compensation Committee, the value of retention grants to Executive Officers shall be allocated between stock options and restricted stock units on an 80%/20% basis. Previously, retention grants were comprised solely of stock options.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/S/ JOSEPH M. SPAGNARDI
Joseph M. Spagnardi,
Senior Vice President, General Counsel and Secretary

Dated: December 23, 2009